UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 19, 2010

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2010, effective August 20, 2010, Gaming Partners International Corporation (the “Company”) appointed Gerald Koslow as its Chief Financial Officer and Treasurer.  Mr. Koslow’s primary responsibilities will include managing the Company’s financial reporting and assisting with its financial growth.  Mr. Koslow will also serve as the Chief Financial Officer and Treasurer of the Company’s subsidiary, Gaming Partners International USA, Inc.

Mr. Koslow’s salary will be $175,000 per year, and he will be eligible for a bonus of up to 35% of his salary based upon Company performance and the achievement of certain individual objectives.

Mr. Koslow, age 51, has served as the Company’s Controller since November 2009.  From September 2005 to May 2009, Mr. Koslow was the Vice President and Controller for The Upper Deck Company, a private sports and entertainment trading card manufacturer and distributor.  From January 1999 to June 2004, Mr. Koslow was Chief Financial Officer of Shuffle Master, Inc., a public international casino gaming equipment manufacturer.  Mr. Koslow has held a number of board and financial executive positions in various industries, including consumer products, hazardous waste treatment, agribusiness, oil and gas exploration and construction. Mr. Koslow was also an auditor with Price Waterhouse and is a graduate of the Wharton School of the University of Pennsylvania.

Mr. Koslow has no family relationships with any director or other executive officer of the Company and there are no related-party transactions involving Mr. Koslow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: August 25, 2010
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau
	Its:	President and Chief Executive Officer